CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2011, relating to the financial statements and financial highlights, which appears in the December 31, 2010 Annual Report to Shareholders of Analytic Short-Term Income Fund, one of the funds constituting The Advisors' Inner Circle Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Investment Advisor" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 28, 2011



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2011, relating to the financial statements and financial highlights, which appears in the December 31, 2010 Annual Report to Shareholders of USFS Funds Limited Duration Government Fund and USFS Funds Tactical Asset Allocation Fund, two of the funds constituting The Advisors' Inner Circle Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Investment Advisor" and "Independent Registered Public Accounting Firm" in such Registration
Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 28, 2011